UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 31, 2018

LogMeIn, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34391	20-1515952
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

320 Summer Street Boston, Massachusetts	02210
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781)-638-9050

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07. Submission of Matters to a Vote of Security Holders

SIGNATURE

Item 5.07 Submission of Matters to a Vote of Security Holders.

LogMeIn, Inc. (the “Company”) held its 2018 Annual Meeting of Stockholders (the “Annual Meeting”) on May 31, 2018. Proxies for the meeting were solicited in accordance with the Securities Exchange Act of 1934, as amended. At the Annual Meeting, the stockholders of the Company voted on the following proposals:

I.	To elect the following persons as class III directors for a three-year term expiring in 2021. Each nominee for director was elected by a vote of the stockholders as follows:

	For	Against	Abstentions	Broker Non- Votes
Michael K. Simon	44,839,044	652,084	1,770,583	1,988,421
Edwin J. Gillis	45,717,191	193,458	1,351,061	1,988,422
Sara C. Andrews	46,752,002	113,670	396,038	1,988,422

II.	To ratify the appointment of Deloitte & Touche LLP as independent registered public accountants for the year ending December 31, 2018. The proposal was approved by a vote of stockholders as follows:

For	Against	Abstentions	Broker Non- Votes
48,536,278	632,980	80,873	—

III.	To approve on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the proxy statement for the 2018 Annual Meeting pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and narrative disclosure. The proposal was approved by a vote of stockholders as follows:

For	Against	Abstentions	Broker Non- Votes
45,006,674	2,132,853	122,184	1,988,421

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOGMEIN, INC.

Date: May 31, 2018	By:	/s/ Michael J. Donahue
Michael J. Donahue SVP, General Counsel & Secretary